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Exhibit 3.26

Delaware

The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RAG RIVER PROCESSING CORPORATION", CHANGING ITS NAME FROM "RAG RIVER PROCESSING CORPORATION" TO "RIVER PROCESSING CORPORATION", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JULY, A.D. 2004, AT 11:11 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State
2292219 8100		AUTHENTICATION:	3266865
040559175		DATE:	07-30-04

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

RAG RIVER PROCESSING CORPORATION

        It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "Corporation") is RAG River Processing Corporation.

        2.     The Certificate of Incorporation of the Corporation hereby is amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

    "1.
    The name of the corporation is:
    River Processing Corporation"

        3.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

        4.     The effective date of the Amendment herein certified shall be the date of filing.

        Signed and attested to on July 30, 2004.

/s/ GREG A. WALKER Greg A. Walker Senior Vice President
ATTEST:
/s/ SHARON J. FETHERHUFF Sharon J. Fetherhuff Assistant Secretary
State of Delaware Secretary of State Division of Corporations Delivered 11:24 AM 07/30/2004 FILED 11:11 AM 07/30/2004 SRV 040559175 - 2292219 FILE

State of Delaware

Office of the Secretary of State

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CYPRUS RIVER PROCESSING CORPORATION", CHANGING ITS NAME FROM "CYPRUS RIVER PROCESSING CORPORATION" TO "RAG RIVER PROCESSING CORPORATION", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 1999, AT 2 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ EDWARD J. FREEL Edward J. Freel, Secretary of State
2292219 8100		AUTHENTICATION:	9840206
991267741		DATE:	06-30-99

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CYPRUS RIVER PROCESSING CORPORATION

        It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "Corporation") is Cyprus River Processing Corporation.

        2.     The Certificate of Incorporation of the Corporation hereby is amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

    "1.
    The name of the corporation is:
    RAG River Processing Corporation"

        3.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

        4.     The effective date of the Amendment herein certified shall be the date of filing.

        Signed and attested to as of June 30, 1999.

CYPRUS RIVER PROCESSING CORPORATION
/s/ GREG A. WALKER Greg A. Walker Senior Vice President
ATTEST:
/s/ SUSAN E. CHETLIN Susan E. Chetlin Assistant Secretary

State of Delaware

[SEAL]

Office of Secretary of State

        I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT BEFORE PAYMENT FOR STOCK OF "GREEN COUNTY RIVER LOADING COMPANY" FILED IN THIS OFFICE ON THE FIRST DAY OF MAY, A.D. 1992, AT 9 O'CLOCK A.M.

**********

[SEAL] 921255249	/s/ MICHAEL RATCHFORD SECRETARY OF STATE
	AUTHENTICATION:	*3444437
	DATE:	05/11/1992

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 05/01/1992 921255249 - 2292219

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
BEFORE PAYMENT OF CAPITAL
OF
GREEN COUNTY RIVER LOADING COMPANY

        The undersigned, being all of the directors of Green County River Loading Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify that:

        1.     The name of the Corporation (hereinafter called the "Corporation") is Green County River Loading Company.

        2.     The Certificate of Incorporation of the Corporation hereby is amended by striking out the entire Article 1, thereof and by substituting in lieu of said Article the following new Article:

    "1.
    The name of the corporation is:
    CYPRUS RIVER PROCESSING CORPORATION."

        3.     The Corporation has not received any payment for any of its stock.

        4.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 241 of the General Corporation Law of the State of Delaware.

        5.     The effective date of the Amendment herein certified shall be the date of filing.

        IN WITNESS WHEREOF, we have signed this certificate this 20th day of April, 1992.

/s/ D. P. BROWN D. P. Brown
/s/ G. J. MALYS G. J. Malys
/s/ D. J. FRIEDMAN D. J. Friedman
ATTEST:
/s/ KATHLEEN J. GORMLEY Kathleen J. Gormley Assistant Secretary

State of Delaware

[SEAL]

Office of Secretary of State

        I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "GREEN COUNTY RIVER LOADING COMPANY" FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF MARCH, A.D. 1992. AT 12 O'CLOCK P.M.

**********

[SEAL] 920845241	/s/ MICHAEL RATCHFORD Michael Ratchford, Secretary of State
	AUTHENTICATION:	*3392408
	DATE:	03/25/1992

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 03/24/1992 920845241 - 2292219

CERTIFICATE OF INCORPORATION

of

Green County River Loading Company

1.
The name of the corporation is:

  Green County River Loading Company

2.
The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

3.
The nature of the business or purposes to be conducted or promoted is:

    To engage in any lawful act or activity for which
    corporation may be organized under the General
    Corporation Law of Delaware.

4.
The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5.
The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
Michael R. Peelish	9100 E. Mineral Circle Englewood, CO 80112
Pamela A. Solly	9100 E. Mineral Circle Englewood, CO 80112
Sally E. Bowen	9100 E. Mineral Circle Englewood, CO 80112

6.
The name and mailing address of each person who is to serve as a director until the first annual meeting of stockholders or until their respective successors are elected and qualify are as follows:

NAME	MAILING ADDRESS
D. P. Brown	9100 E. Mineral Circle Englewood, CO 80112
G. J. Malys	9100 E. Mineral Circle Englewood, CO 80112
D. J. Friedman	9100 E. Mineral Circle Englewood, CO 80112

The powers of the incorporators shall terminate upon the filing of this certificate of incorporation.

7.
The corporation is to have perpetual existence.

8.
In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

9.
Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

        Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the corporation.

10.
The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        WE, THE UNDERSIGNED, being each of the incorporates herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, to make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 23rd day of March, 1992.

/s/ MICHAEL R. PEELISH Michael R. Peelish
/s/ PAMELA A. SOLLY Pamela A. Solly
/s/ SALLY E. BOWEN Sally E. Bowen

State of Delaware

[SEAL]

Office of Secretary of State

        I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELWARE, DO HEREBY CERTIFY GREEN COUNTY RIVER LOADING COMPANY IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE DATE SHOWN BELOW.

**********

[SEAL] 920845241	/s/ MICHAEL RATCHFORD Michael Ratchford, Secretary of State
	AUTHENTICATION:	*3392416
	DATE:	03/25/1992

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Exhibit 3.26